UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

placeCityWashington, StateD.C. PostalCode20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2007 [September 4, 2007]

CLEAN POWER TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51716 (Commission File Number)	98-0413062 (IRS Employer Identification No.)

436-35th Avenue N.W., Calgary, Alberta, Canada T2K 0C1

 (Address of principal executive offices)               (Zip Code)

(403) 277-2944

Registrant’s telephone number, including area code

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2007, Ms. Sandra Nunn, a Director of Clean Power Technologies Inc. (the “Company”), informed the Board of Directors of the Company that she was resigning from the Board of Directors effective September 4, 2007.  Ms. Nunn indicated that her resignation is due to a large number of present professional commitments and not wanting her commitments to interfere with the decision-making processes and needs of the Company.  Ms. Nunn did not resign as the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN POWER TECHNOLOGIES INC.
September 10, 2007	By: /s/ Abdul Mitha Abdul Mitha Chief Executive Officer